UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 7, 2015

Date of Report

(Date of earliest event reported)

Hudson Pacific Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11601 Wilshire Blvd., Sixth Floor Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc., a Maryland corporation (referred to herein as the “Company,” “we,” “our” and “us”), in connection with the matters described herein. References in this Current Report on Form 8-K to the “Operating Partnership” mean Hudson Pacific Properties, L.P., a Maryland limited partnership, of which we serve as the sole general partner.

Item 1.01.	Entry into a Material Definitive Agreement.

On January 7, 2015, the Operating Partnership transferred a 45% interest in Hudson 1455 Market, L.P., the sole common member of Hudson 1455 Market Street LLC (“1455 Market Street Owner”), a Delaware limited liability company and the owner of the 1455 Market Street office property located in San Francisco, California (the “1455 Market Street Joint Venture”), to CPP Investment Board Real Estate Holdings Inc., a wholly owned subsidiary of the Canada Pension Plan Investment Board, for a purchase price of $219.2 million (before certain credits, proration and closing costs). The Company intends to use the proceeds from entering into the 1455 Market Street Joint Venture pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (a “Section 1031 Exchange”), to defer some or all of the taxable gains on the transaction for federal and state income tax purposes, including by applying the proceeds to the Company’s purchase of the Target Properties (as defined in Item 9.01 of this Current Report on Form 8-K).

1455 Market Street Joint Venture is governed by the First Amended and Restated Limited Partnership Agreement of Hudson 1455 Market L.P. (the “Joint Venture Agreement”), which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Hudson 1455 GP, LLC (“Hudson 1455 GP”), a Delaware limited liability company and a wholly owned subsidiary of the Operating Partnership, is the sole general partner of the 1455 Market Street Joint Venture. 1455 Market Street Joint Venture will be managed by Hudson 1455 GP, subject to certain limited approval rights of the limited partners.

1455 Market Street is a 22-story, 1,025,833-square-foot, Class-A office building that fronts an entire block along 11th Street in San Francisco’s Mid-Market neighborhood. 1455 Market Street will be managed and operated by an affiliate of the Operating Partnership pursuant to the terms of a management agreement, under which such affiliate will receive a monthly fee equal based on the gross income of 1455 Market Street for the preceding month.

In connection with the transactions above, the Company granted CPPIB a right of first offer (“ROFO”) with respect to any new joint venture that the Company or any of its affiliates proposes to enter into regarding any real estate asset owned by the Company or its affiliates. CPPIB has the right to acquire up to a 45% interest of such new joint venture, or such lesser amount offered by the Company, provided that if less than a 45% interest is offered, the Company may be limited with respect to the amount that it subsequently offers to a third party. Following an offer pursuant to the ROFO, CPPIB may elect whether to participate in the proposed joint venture. If CPPIB elects not to participate, the Company may pursue the proposed joint venture, subject to certain limitations with respect to variances from the offer made to CPPIB. The term of the ROFO begins January 7, 2015 and continues for a period of ten years, unless terminated sooner pursuant to its terms.

We intend to use the proceeds from the formation of the 1455 Market Street Joint Venture in a Section 1031 Exchange to defer some or all of the taxable gains resulting from the creation of the 1455 Market Street Joint Venture for federal and state income tax purposes, including by applying the proceeds to our purchase of the Target Properties.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Portfolio to be Acquired.

As previously disclosed, on December 6, 2014, the Company entered into an asset purchase agreement, by and among the Company, the Operating Partnership and certain affiliates of The Blackstone Group L.P. (collectively, the “Seller Parties”), pursuant to which the Operating Partnership and/or other subsidiaries of the Company will acquire a portfolio of 26 high-quality office assets totaling approximately 8.2 million square feet and two development parcels in the San Francisco Peninsula and Silicon Valley (the “Target Properties”) from the Seller Parties in exchange for a combination of cash and equity consideration.

The Company hereby files the following combined statement of revenues and certain expenses of the Target Properties for the nine months ended September 30, 2014 and year ended December 31, 2013.

TARGET PROPERTIES FINANCIAL STATEMENTS

INDEPENDENT AUDITORS’ REPORT

To EOP Operating Limited Partnership:

We have audited the accompanying combined statement of revenues and certain expenses (the “combined statement”) of Redwood Portfolio, a group of 26 office properties and two land parcels (collectively, “the Portfolio”) for the year ended December 31, 2013, and the related notes to the combined statement. These properties are under common ownership and management.

Management’s Responsibility for the Combined Statement

Management is responsible for the preparation and fair presentation of this combined statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the combined statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Portfolio’s preparation and fair presentation of the combined statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2 to the combined statement of the Portfolio for the year ended December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 2 of the combined statement, which describes that the accompanying combined statement was prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

Chicago, Illinois

December 22, 2014

REDWOOD PORTFOLIO

COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 (UNAUDITED) AND THE YEAR ENDED DECEMBER 31, 2013

(In thousands)

	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
	(unaudited)
REVENUES:
Rental	$168,942	$230,383
Tenant reimbursements	27,428	34,543
Other property income	13,094	5,590

Total revenues	209,464	270,516

CERTAIN EXPENSES:
Property operating	51,639	66,428
Real estate taxes	18,737	24,810
Ground rent	11,127	15,537

Total certain expenses	81,503	106,775

REVENUES IN EXCESS OF CERTAIN EXPENSES	$127,961	$163,741

See accompanying notes to the combined statements of revenues and certain expenses.

REDWOOD PORTFOLIO

NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2014 (UNAUDITED) AND THE YEAR ENDED

DECEMBER 31, 2013

1. Organization

On December 6, 2014, Hudson Pacific Properties, Inc. (the “Company”) entered into an agreement (the “Agreement”) to acquire 26 office properties and two vacant land parcels (the “Portfolio”) from indirect subsidiaries of EOP Operating Limited Partnership and Nantucket Parent LLC, which are in turn indirect subsidiaries of private equity funds sponsored by the Blackstone Group L.P. (“Management”).

The Portfolio is not a legal entity but rather a portfolio of office buildings and two vacant land parcels indirectly owned by private equity funds sponsored by The Blackstone Group L.P. The combined statements of revenues and certain expenses presented herein represent the combination of the office properties and vacant land parcels and related operations to be acquired pursuant to the Agreement.

The following table sets forth certain information related to the Portfolio (unaudited):

			Total	Percent Occupied
Sub-Market	Number of Properties	Number of Buildings	Rentable Square Feet	September 30, 2014	December 31, 2013
Peninsula / San Francisco	18	55	4,742,910	77.8%	82.5%
Silicon Valley	8	22	3,459,902	87.0%	86.8%

Total	26	77	8,202,812	81.6%	84.3%

2. Basis of Presentation

The Combined Statements of Revenues and Certain Expenses (the “Statement(s)”) have been prepared on the accrual basis of accounting. The Statements are combined herein because the properties are under common ownership and management. The Statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and with the provisions of Rule 3-14 of Regulation S-X, which requires certain information with respect to real estate operations to be included within certain filings with the SEC. The Statements are not intended to be a complete presentation of the combined revenues and expenses for the Portfolio. The Statements exclude certain expenses such as depreciation and amortization, amortization of above-market and below-market leases, interest expense, non-recurring professional fees, corporate expenses and allocations such as management fees, and other revenues and expenses not directly related or comparable to, or expected to be incurred in, the future operations of the Portfolio.

In preparation of the accompanying audited annual Statement for the year ended December 31, 2013, the Portfolio has been evaluated for events and transactions occurring after such date through December 22, 2014 for recognition or disclosure purposes. Material transactions have been disclosed in the accompanying report.

The Statement for the nine months ended September 30, 2014 is unaudited. In the opinion of Management, the Statement reflects all adjustments necessary for the fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature. The results of operations for the interim period are not necessarily indicative of the results to be expected for a full year of operations for the Portfolio.

In preparation of the accompanying unaudited interim Statement, the Portfolio has been evaluated for events and transactions occurring after September 30, 2014 for recognition or disclosure purposes. Based on this evaluation, there were no subsequent events from September 30, 2014 through December 22, 2014.

3. Summary of Significant Accounting Policies

Revenue and Expense Recognition—The Portfolio leases its office properties to tenants under agreements that are classified as operating leases. The Portfolio records rental revenue on a straight-line basis as it is earned during the lease term. Certain leases provide for tenant occupancy during periods for which no rent is due or where minimum rent payments change during the lease term. Straight-line rental revenue increased rental revenues that are contractually due from tenants by $76,000 (unaudited) for the nine months ended September 30, 2014 and decreased rental revenues by $0.6 million for the year ended December 31, 2013.

If a lease provides for tenant payment of building operating expenses, the Portfolio recognizes revenue associated with the recovery of those building operating expenses as those expenses are incurred. If a lease provides for rent based on the resolution of contingencies, such as achieving a level of sales by the tenant, the Portfolio recognizes revenue associated with rental contingencies when the contingency is resolved.

The Portfolio recognizes lease termination fees on a straight-line basis over the shortened remaining term of the lease. Lease termination fees are included in other property income on the accompanying Statements. For the nine months ended September 30, 2014 and the year ended December 31, 2013, the Portfolio recognized lease termination fees of $12.0 million (unaudited) and $1.8 million, respectively.

During the year ended December 31, 2013, the Portfolio recognized a $2.4 million restoration fee from a tenant to restore the space the tenant was vacating to agreed-upon terms. This fee is included in other property income for the year ended December 31, 2013.

Property operating expenses represent the direct expenses of operating the Portfolio and include repairs and maintenance, insurance, and other property expenses that are expected to continue in the ongoing operations of the Portfolio. Expenditures for maintenance and repairs are charged to operations as incurred.

Bad Debt Expense—The Portfolio provides for potentially uncollectible accounts receivables based on analysis of the risk of loss on specific accounts. The Portfolio incurred bad debt expense, which is included in property operating expenses in the accompanying Statements, of $80,000 (unaudited) and $64,000, for the nine months ended September 30, 2014 and for the year ended December 31, 2013, respectively.

Use of Estimates—The preparation of the Statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires Management to make estimates, judgments and assumptions that affect the reported amounts of revenues and certain expenses during the reporting periods presented. The estimates, judgments and assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances. Actual results may differ from those estimates under different assumptions and conditions.

4. Future Minimum Rents

Space in the Portfolio’s rental properties is leased to tenants. The future minimum base rent to be received under non-cancelable tenant operating leases as of December 31, 2013, is summarized as follows (in thousands):

2014	$219,620
2015	192,767
2016	154,648
2017	108,208
2018	76,484
Thereafter	102,369

Total	$854,096

The Portfolio is subject to the usual business risks associated with the collection of the above-scheduled rents.

In addition to minimum rents, the leases typically provide for other rents, which reimburse the Portfolio for specific property operating expenses, insurance and real estate taxes. These rents are not included in the table above.

Leases can also provide for additional rent based on increases in the Consumer Price Index. Such amounts are not included in the table above.

On May 30, 2014, a tenant executed a lease termination agreement to accelerate the expiration date of their lease to August 31, 2014. In conjunction with this lease termination agreement, the tenant paid a $9.5 million (unaudited) termination fee. The future minimum base rent to be received as of December 31, 2013 associated with this lease was $12.2 million and is included in the table above.

5. Future Minimum Lease Payments

Certain properties are subject to ground leases. We record ground rent expense on a straight-line basis over the term of the lease. Some of these leases require rental payments or rental payment increases based upon the appraised value of the property at specified dates, increases in pricing indexes, or certain financial calculations based on the operations of the respective property. Any incremental changes in the rental payments as a result of these adjustments are not included in the table below because the amount of the change is not determinable. Future minimum lease obligations under these noncancelable ground leases as of December 31, 2013, are as follows (in thousands):

2014	$9,616
2015	9,616
2016	9,616
2017	9,785
2018	10,705
Thereafter	345,522

Total	$394,860

The Portfolio includes a land parcel located at 919 East Hillsdale Boulevard, in Foster City, California, purchased on March 4, 2014 for $17.1 million (unaudited), which had previously been subject to a ground lease. The ground rent expense has been excluded from the Statements and the table above.

6. Tenant Concentrations

No tenant comprised more than 10% of the Portfolio’s rental revenue for the nine months ended September 30, 2014 (unaudited) or for the year ended December 31, 2013.

7. Related Party Transactions

The Portfolio utilizes Real State Insurance LLC (“Real State”), a wholly-owned subsidiary of the Portfolio’s common parent, to provide insurance services to the Portfolio. Fees paid to Real State for the nine months ended September 30, 2014 and for the year ended December 31, 2013 were $3.6 million (unaudited) and $5.0 million, respectively, and are included in property operating expense on the accompanying Statements.

Property management services for the office properties in the Portfolio are provided by Equity Office Management, L.L.C. (“EOM”), an indirect subsidiary of the Portfolio’s common parent. Fees paid to EOM for the nine months ended September 30, 2014 and for the year ended December 31, 2013 were $6.0 million (unaudited) and $8.2 million, respectively. These costs are not included in the Statements as they are not expected to be paid to EOM after the acquisition of the Portfolio by the Company.

8. Commitments and Contingencies

Environmental—As an owner of real estate, the Portfolio is subject to various environmental laws of federal, state and local governments. Compliance with existing environmental laws has not had a material impact on the Portfolio’s combined financial condition and results of operations, and Management does not believe it will have such an impact in the future. However, Management cannot predict the impact of unforeseen environmental contingencies or new or changed laws or regulations on the properties within the Portfolio.

Litigation—The Portfolio is presently not subject to material litigation nor, to Management’s knowledge, is any material litigation threatened against the Portfolio, other than routine actions for alleged negligence and other claims and administrative proceedings arising in the ordinary course of business. Some of this litigation is expected to be covered by liability insurance or third party indemnifications. Management does not expect any of this litigation to have a material impact on the Statements.

(b)	Unaudited Pro Forma Financial Information.

During December 2014 and January 2015, the Company entered into various transactions, which have been included in the unaudited pro forma consolidated financial statements of the Company set forth below.

The Company hereby files the following unaudited pro forma consolidated balance sheet of the Company as of September 30, 2014 and the unaudited pro forma consolidated statements of operations of the Company for the nine months ended September 30, 2014 and year ended December 31, 2013.

UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS OF HUDSON

During December 2014 and January 2015, Hudson Pacific Properties, Inc. (“Hudson”) entered into the following transactions, which have been included in the accompanying unaudited pro forma consolidated financial statements as discussed more fully below.

1455 Market Street Joint Venture

On January 7, 2015, Hudson Pacific Properties, L.P. (the “Operating Partnership”) transferred a 45% interest in Hudson 1455 Market, L.P., a wholly owned subsidiary and the sole common member of Hudson 1455 Market Street LLC, the owner of the 1455 Market Street office property located in San Francisco, California (the “1455 Market Street Joint Venture”), to CPP Investment Board Real Estate Holdings Inc., a wholly owned subsidiary of the Canada Pension Plan Investment Board, for a purchase price of $219.2 million (before certain credits, proration and closing costs). Hudson intends to use the proceeds from entering into the 1455 Market Street Joint Venture pursuant to Section 1031 of the Internal Revenue Code of 1986 (“Section 1031 Exchange”) to defer some or all of the taxable gains resulting from the creation of the 1455 Market Street Joint Venture for federal and state income tax purposes, including by applying the proceeds to Hudson’s purchase of the Target Properties (defined below).

First Financial Disposition

On December 29, 2014, a wholly owned subsidiary of the Operating Partnership entered into a purchase and sale agreement with Douglas Emmett Management, LLC, pursuant to which Hudson agreed to sell its First Financial office property (“First Financial”) located in Encino, California for a purchase price of $89.0 million (before certain credits, proration and closing costs). The closing of the sale is expected to take place in the first quarter of 2015, upon the completion of certain conditions and obligations, including the assumption of an existing $43.0 million loan. Hudson intends to use the proceeds from the sale in a like-kind exchange pursuant to a Section 1031 Exchange to defer some or all of the taxable gains on the transaction for federal and state income tax purposes, including by applying the proceeds to Hudson’s purchase of the Target Properties.

26 Property Office Portfolio Acquisition

On December 6, 2014, Hudson, the Operating Partnership and certain affiliates of The Blackstone Group L.P. (the “Seller Parties”) entered into an asset purchase agreement (the “Purchase Agreement”), under which the Operating Partnership and/or one or more Hudson subsidiaries will acquire a portfolio of 26 high-quality office assets totaling approximately 8.2 million square feet and two development parcels located in the San Francisco Peninsula and Silicon Valley areas (collectively, the “Target Properties”) from the Seller Parties.

Pursuant to the terms of the Purchase Agreement, in consideration for the purchase and sale of the Target Properties, (i) the Operating Partnership will deliver to the Seller Parties a cash payment equal to $1.75 billion and (ii) the Operating Partnership will deliver to the Seller Parties equity consideration consisting of an aggregate amount of up to 63,474,791 shares of Hudson common stock, par value $.01 per share, or common stock, and common units of limited partnership interest in the Operating Partnership, or common units, subject in each case to adjustments as described therein (the “Equity Consideration”). The number of shares of Hudson common stock to be delivered to the Seller Parties will be equal to 9.8% of the total issued and outstanding shares of Hudson common stock (excluding any restricted shares of Hudson common stock then issued and outstanding but, for purposes of such calculation, after giving effect to the issuance of the common stock and common units to the Seller Parties on the close of business two business days immediately prior to the date of the consummation of the transaction). The remainder of the equity consideration will consist of common units. As a result of changes in the market price for Hudson common stock prior to the consummation of the transaction, the total value of the equity consideration could change significantly, which could materially impact these unaudited pro forma consolidated financial statements.

Consummation of the transaction is subject to, among other things, approval by the holders of Hudson common stock of the issuance of the Equity Consideration. Assuming such approval is obtained, the transaction is expected to be completed during the first half of 2015.

On December 6, 2014, in connection with the execution of the Purchase Agreement, Hudson and the Operating Partnership entered into a bridge commitment letter, pursuant to which the initial commitment parties agreed to provide a $1.75 billion senior unsecured bridge loan facility. The unaudited pro forma consolidated financial statements assume an approximately $1.48 billion draw on the senior unsecured bridge loan facility to finance the cash component of the consideration and related financing costs.

The unaudited consolidated pro forma financial statements have been adjusted to give effect to the 1455 Market Street Joint Venture, the disposition of First Financial and the acquisition of the Target Properties and related financing and have been developed from and should be read in conjunction with the following:

•	the accompanying notes;

•	the historical combined statements of revenues and certain expenses and related notes of the Target Properties for the nine months ended September 30, 2014 (unaudited) and the year ended December 31, 2013 (audited), included in Item 9.01(a) of this Current Report on Form 8-K;

•	the historical audited consolidated financial statements and related notes of Hudson included in its Annual Report on Form 10-K for the year ended December 31, 2013; and

•	the historical unaudited consolidated financial statements and related notes of Hudson included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

The unaudited pro forma consolidated balance sheet of Hudson as of September 30, 2014 and unaudited pro forma consolidated statements of operations of Hudson for the nine months ended September 30, 2014 and year ended December 31, 2013 have been prepared as if the 1455 Market Street Joint Venture, the disposition of First Financial and the acquisition of the Target Properties and related financing had occurred on September 30, 2014 for the pro forma consolidated balance sheet and as if the 1455 Market Street Joint Venture, the disposition of First Financial and the acquisition of the Target Properties and related financing had occurred on January 1, 2013 for the pro forma consolidated statements of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013.

The preliminary purchase price allocation and related pro forma adjustments with respect to the acquisition of the Target Properties reflected in the unaudited pro forma consolidated financial statements are based on preliminary estimates and information that is currently available. The value of the total consideration paid in connection with the acquisition of the Target Properties and the assignment of fair values to the assets acquired and liabilities assumed has not been finalized and is subject to change. The value of the Equity Consideration to be delivered will be determined based on the closing price of Hudson’s common stock on the closing date of the transaction, and a final determination of the fair value of the assets acquired and liabilities assumed will be based on the actual net tangible and intangible assets and liabilities of the Target Properties that exist as of that date. Any increases or decreases in the fair value of relevant balance sheet amounts upon completion of the final valuations will result in adjustments to the pro forma consolidated balance sheet and/or pro forma consolidated statements of operations. The final purchase price allocation may be materially different than the preliminary purchase price allocation reflected in these unaudited pro forma consolidated financial statements.

In addition, certain of the Target Properties may be reassessed for property tax purposes after the consummation of the acquisition. Therefore, the amount of property taxes Hudson pays in the future may change from what the Seller Parties have paid in the past. Given the uncertainty of the amounts involved, any property tax changes have not been reflected in the unaudited pro forma consolidated financial statements.

Assumptions and estimates underlying the adjustments to the unaudited pro forma consolidated financial statements are described in the accompanying notes. These adjustments are based on available information and assumptions that Hudson’s management considers reasonable. The pro forma consolidated financial statements do not purport to (1) represent Hudson’s financial position that would have actually occurred had the 1455 Market Street Joint Venture, the disposition of First Financial and the acquisition of the Target Properties and related financing occurred on September 30, 2014, (2) represent the results of Hudson’s operations that would have actually occurred had the 1455 Market Street Joint Venture, the disposition of First Financial and the acquisition of the Target Properties and related financing occurred on January 1, 2013 or (3) project Hudson’s financial position or results of operations as of any future date or for any future period, as applicable.

HUDSON PACIFIC PROPERTIES INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of September 30, 2014

(in thousands)

	Hudson Pacific Properties, Inc. (A)	1455 Market Street Joint Venture (B)	Company Pro Forma after 1455 Market Street Joint Venture	Disposition of First Financial (C)	Acquisition of Target Properties and related financing (D)	Company Pro Forma
ASSETS
Investment in real estate, net	$2,015,857	$—	$2,015,857	$(60,901)	$3,539,649	$5,494,605
Cash and cash equivalents	69,397	216,162	285,559	49,405	(306,150)	28,814
Restricted cash	19,650	—	19,650	(3,021)	—	16,629
Accounts receivable, net	14,178	—	14,178	(98)	—	14,080
Mortgage Receivable	28,112	—	28,112	—	—	28,112
Straight-line rent receivables	31,550	—	31,550	(2,168)	—	29,382
Deferred leasing costs and lease intangibles, net	109,476	—	109,476	(2,557)	291,544	398,463
Deferred finance costs, net	8,884	—	8,884	(394)	16,172	24,662
Interest rate contracts	15	—	15	—	—	15
Goodwill	8,754	—	8,754	—	—	8,754
Prepaid expenses and other assets	11,576	—	11,576	(3)	—	11,573
Assets associated with real estate held for sale	—	—	—	101	—	101

TOTAL ASSETS	$2,317,449	$216,162	2,533,611	$(19,636)	$3,541,215	6,055,190

LIABILITIES AND EQUITY
Notes payable	$920,860	$—	$920,860	$(42,616)	$1,484,433	$2,362,667
Accounts payable and accrued liabilities	35,642	—	35,642	(450)	—	35,192
Below-market leases and above-market ground leases	42,935	—	42,935	(148)	81,736	124,523
Security deposits	6,411	—	6,411	(262)	—	6,149
Prepaid rent	11,328	—	11,328	(70)	—	11,258
Interest rate contracts	907	—	907	—	—	907
Obligations associated with real estate held for sale	361	—	361	782	—	1,143

TOTAL LIABILITIES	$1,018,444	$—	$1,018,444	$(42,764)	$1,566,169	$2,541,849
6.25% Series A Cumulative Redeemable Preferred units of the Operating Partnership	10,177	—	10,177	—	—	10,177

EQUITY
Hudson Pacific Properties, Inc. shareholders’ equity:
Series B cumulative preferred stock	145,000	—	145,000	—	—	145,000
Common stockholders	668	—	668	—	72	740
Additional paid-in capital	1,080,862	—	1,080,862	—	227,545	1,308,407
Accumulated other comprehensive loss	(1,749)	—	(1,749)	—	—	(1,749)
Accumulated deficit	(32,662)	—	(32,662)	23,128	(24,411)	(33,945)

Total Hudson Pacific Properties, Inc. shareholders’ equity	1,192,119	—	1,192,119	23,128	203,206	1,418,453
Non-controlling interest in consolidated real estate entity	43,453	216,162	259,615	—	—	259,615
Non-controlling unitholders in Operating Partnership	53,256	—	53,256	—	1,771,840	1,825,096

TOTAL EQUITY	1,288,828	216,162	1,504,990	23,128	1,975,046	3,503,164

TOTAL LIABILITIES & EQUITY	$2,317,449	$216,162	$2,533,611	$(19,636)	$3,541,215	$6,055,190

HUDSON PACIFIC PROPERTIES INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2014

(in thousands, except per share data)

	Hudson Pacific Properties, Inc. (AA)	1455 Market Street Joint Venture (BB)	Company Pro Forma after 1455 Market Street Joint Venture	Disposition of First Financial (CC)	Acquisition of Target Properties (DD)	Financing Transaction (EE)	Other Adjustments		Company Pro Forma
REVENUES
Office
Rental	$115,418	$—	$115,418	$(5,626)	$190,278	$—	$—		$300,070
Tenant recoveries	23,643	—	23,643	(210)	27,428	—	—		50,861
Parking and other	16,632	—	16,632	(822)	13,094	—	—		28,904

	155,693	—	155,693	(6,658)	230,800	—	—		379,835
Media and entertainment properties
Rental	17,646	—	17,646	—	—	—	—		17,646
Tenant recoveries	971	—	971	—	—	—	—		971
Other property related revenue	11,028	—	11,028	—	—	—	—		11,028
Other	542	—	542	—	—	—	—		542

	30,187	—	30,187	—	—	—	—		30,187

Total Revenues	185,880	—	185,880	(6,658)	230,800	—	—		410,022

OPERATING EXPENSES
Office property related expenses	58,469	—	58,469	(2,233)	81,182	—	—		137,418
Media and entertainment properties	19,244	—	19,244	—	—	—	—		19,244
General and administrative	19,157	—	19,157	—	—	—	—	(FF)	19,157
Depreciation and amortization	51,973	—	51,973	(2,128)	—	—	116,817	(GG)	166,662

Total operating expenses	148,843	—	148,843	(4,361)	81,182	—	116,817		342,481
Income from operations	37,037	—	37,037	(2,297)	149,618	—	(116,817)		67,541

OTHER EXPENSE (INCOME)
Interest expense	19,519	—	19,519	(1,568)	—	17,963	—		35,914
Interest income	(21)	—	(21)	1	—	—	—		(20)
Acquisition-related expenses	319	—	319	—	—	—	—		319
Other expense	(43)	—	(43)	—	—	—	—		(43)

	19,774	—	19,774	(1,567)	—	17,963	—		36,170
Income (loss) from continuing operations before gain on sale of real estate	17,263	—	17,263	(730)	149,618	(17,963)	(116,817)		31,371
Gain on sale of real estate	5,538	—	5,538	—	—	—	—		5,538

Income (loss) from continuing operations	22,801	—	22,801	(730)	149,618	(17,963)	(116,817)		36,909
Net income attributable to preferred stock and units	(9,590)	—	(9,590)	—	—	—	—		(9590)
Net income attributable to restricted shares	(206)	—	(206)	—	—	—	—		(206)
Net income attributable to non-controlling interest in Consolidated Entities	(155)	(3,183)	(3,338)	—	—	—	—		(3,338)
Net income attributable to common units in the Operating Partnership	(451)	—	(451)	—	—	—	(10,157	)(HH)	(10,608)

Net income / (loss) attributable to Hudson Pacific Properties, Inc. common stockholders	12,399	(3,183)	9,216	(730)	149,618	(17,963)	(126,974)		13,167

Pro forma earnings per share—basic and diluted	$0.19								$0.18	(II)
Pro forma weighted average shares outstanding—basic and diluted	65,549,741								72,775,666	(II)

HUDSON PACIFIC PROPERTIES INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2013

(in thousands, except per share data)

	Hudson Pacific Properties, Inc. (JJ)	1455 Market Street Joint Venture (KK)	Company Pro Forma after 1455 Market Street Joint Venture	Disposition of First Financial (LL)	Acquisition of Target Properties (MM)	Financing Transaction (NN)	Other Adjustments		Company Pro Forma
REVENUES
Office
Rental	$124,839	$—	$124,839	$(7,424)	$268,358	$—	—		$385,773
Tenant recoveries	25,870	—	25,870	(151)	34,543	—	—		60,262
Parking and other	14,732	—	14,732	(1,090)	5,590	—	—		19,232

	165,441	—	165,441	(8,665)	308,491	—	—		465,267
Media and entertainment properties
Rental	23,003	—	23,003	—	—	—	—		23,003
Tenant recoveries	1,807	—	1,807	—	—	—	—		1,807
Other property related revenue	15,072	—	15,072	—	—	—	—		15,072
Other	235	—	235	—	—	—	—		235

	40,117	—	40,117	—	—	—	—		40,117

Total Revenues	205,558	—	205,558	(8,665)	308,491	—	—		505,384

OPERATING EXPENSES
Office property related expenses	63,434	—	63,434	(2,949)	106,346	—	—		166.831
Media and entertainment properties	24,149	—	24,149	—	—	—	—		24,149
General and administrative	19,952	—	19,952	—	—	—	—	(FF)	19,952
Depreciation and amortization	70,063	—	70,063	(2,873)	—	—	178,533	(OO)	245,723

Total operating expenses	177,598	—	177,598	(5,822)	106,359	—	178,533		456,655
Income from operations	27,960	—	27,960	(2,843)	202,145	—	(178,533)		48,729

OTHER EXPENSE (INCOME)
Interest expense	25,470	—	25,470	(2,091)	—	60,161	—		83,540
Interest income	(272)	—	(272)	2	—	—	—		(270)
Acquisition-related expenses	1,446	—	1,446	—	—	—	—		1,446
Other expense	(99)	—	(99)	—	—	—	—		(99)

	26,545	—	26,545	(2,089)	—	60,161	—		84,617
Income (loss) from continuing operations before gain on sale of real estate	1,415	—	1,415	(754)	202,145	(60,161)	(178,533)		(35,888)
Gain on sale of real estate	—	—	—	—	—	—	—		—

Income (loss) from continuing operations	1,415	—	1,415	(754)	202,145	(60,161)	(178,533)		(35,888)
Net income attributable to preferred stock and units	(12,893)	—	(12,893)	—	—	—	—		(12,893)
Net income attributable to restricted shares	(300)	—	(300)	—	—	—	—		(300)
Net income attributable to non-controlling interest in Consolidated Entities	321	(54)	267	—	—	—	—		267
Net income attributable to common units in the Operating Partnership	474	—	474	—	—	—	23,171	(PP)	23,645

Net income / (loss) attributable to Hudson Pacific Properties, Inc. common stockholders	(10,983)	(54)	(11,037)	(754)	202,145	(60,161)	(155,362)		(25,169)

Pro forma earnings per share—basic and diluted	$(0.20)								$(0.40	)(QQ)
Pro forma weighted average shares outstanding—basic and diluted	55,182,647								62,408,572	(QQ)

1.	Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

(A)	Represents the historical consolidated balance sheet of Hudson as of September 30, 2014.

(B)	Reflects the 1455 Market Street Joint Venture.

(C)	Reflects the disposition of First Financial.

(D)	Reflects the acquisition of the Target Properties and related financing costs. The preliminary allocation of the purchase price is as follows (in thousands, except footnote data):

Consideration paid
Cash(1)	$306,150
Common stockholders(2)	72
Additional paid-in capital(2)	227,545
Non-controlling unitholders in Operating Partnership(3)	1,771,840
Committed bridge financing(4)	1,484,433

Total consideration paid	$3,790,040

Allocation of consideration paid
Investment in real estate, net	$3,539,649
Deferred leasing costs and lease intangibles, net	227,446
Below-market leases	(58,023)
Above market lease	41,025
Below-market ground leases	23,073
Above market ground lease	(23,713)
Deferred finance costs, net(5)	16,172
Closing costs(5)	24,411

Total consideration paid	$3,790,040

(1)	Assumes the use of a portion of Hudson’s cash balance as of September 30, 2014 and cash proceeds from the 1455 Market Street Joint Venture and First Financial disposition.
(2)	Reflects the issuance of 7,225,925 shares of Hudson’s common stock at an assumed price of $31.50 per share, the last reported sales price of Hudson’s common stock on the New York Stock Exchange on January 7, 2015. The actual number of shares issued will represent 9.8% of the total issued and outstanding shares of Hudson common stock (excluding any restricted shares of Hudson common stock then issued and outstanding but, for purposes of such calculation, after giving effect to Hudson’s issuance of the Equity Consideration) on the close of business two business days immediately prior to the date of the consummation of the transaction. For purposes of the unaudited consolidated pro forma financial statements, Hudson has used 66,508,003 shares of common stock, which reflects the total issued and outstanding shares of Hudson common stock (other than 540,778 shares of restricted stock) on December 19, 2014. The purchase price will be adjusted based on the closing share price of Hudson’s common stock on the closing date of the acquisition consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, Business Combinations. A 5% increase (decrease) in the closing share price of Hudson’s common stock would increase (decrease) the total consideration paid by approximately $100 million.
(3)	Reflects the issuance of 56,248,866 common units at an assumed issuance price of $31.50 per common unit based on the assumed price per share of Hudson’s common stock of $31.50 per share, the last reported sales price of Hudson’s common stock on the New York Stock Exchange on January 7, 2015. The purchase price will be adjusted based on the closing share price of Hudson’s common stock on the closing date of the acquisition of the Target Properties consistent with the requirements of ASC 805. The actual number of common units issued will be in an amount equal to 63,474,791, less the number of shares of Hudson’s common stock issued in connection with the acquisition of the Target Properties, as described above, subject to reduction as described in the Purchase Agreement. A 5% increase (decrease) in the closing share price of Hudson’s common stock would increase (decrease) the total consideration paid by approximately $100 million.
(4)	Assumes an approximately $1.48 billion draw on the senior unsecured bridge loan facility. The senior unsecured bridge loan facility bears interest at a rate equal to one-month LIBOR plus 145 basis points.
(5)	Hudson expects that the total transaction costs would be approximately $40.6 million, including loan costs. As Hudson has not yet entered into contracts with all third-parties to provide the services included within this estimate, only currently obligated amounts appear in the accompanying pro forma consolidated balance sheet.

2.	Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations

(AA)	Reflects the historical consolidated statement of operations of Hudson for the nine months ended September 30, 2014.

(BB)	The pro forma adjustments reflect the 1455 Market Street Joint Venture for the nine months ended September 30, 2014 as if the 1455 Market Street Joint Venture were entered into on January 1, 2013.

(CC)	The pro forma adjustments reflect the disposition of First Financial for the nine months ended September 30, 2014 as if First Financial was disposed of on January 1, 2013.

(DD)	The pro forma adjustments reflect the acquisition of the Target Properties for the nine months ended September 30, 2014 as if the Target Properties were acquired on January 1, 2013. The table below presents the combined revenues and certain expenses of the Target Properties for the nine months ended September 30, 2014, as adjusted to reflect the pro forma impact of the acquisition of the Target Properties (in thousands).

	Nine Months Ended September 30, 2014	Adjustments		Total
	(unaudited)
Revenues
Rental	$168,942	$16,318	(1)	$190,278
		5,018	(2)
Tenant reimbursements	27,428	—		27,428
Other property income	13,094	—		13,094

Total revenues	209,464	21,336		230,800

Certain Expenses
Property operating	51,639	—		51,639
Real estate taxes	18,737	—		18,737
Ground rent	11,127	(321	)(3)	10,806

Total certain expenses	81,503	(321)		81,182

Revenues in Excess of Certain Expenses	$127,961	$21,657		$149,618

(1)	Reflects the net impact of straight-line rents.
(2)	Reflects the amortization of the net amount of above- and below-market lease intangibles based on the preliminary purchase price allocation described in Note D.
(3)	Reflects the amortization of the net amount of above- and below-market ground lease intangibles based on the preliminary purchase price allocation described in Note D.

(EE)	Reflects the impact on interest expense for the nine months ended September 30, 2014, assuming approximately $1.48 billion has been drawn on the senior unsecured bridge loan facility for the entire period. A 12.5 basis points, or 1/8th of 1.0%, increase (decrease) in the one-month LIBOR would increase (decrease) interest expense for the period by approximately $1.4 million.

(FF)	Hudson expects to incur additional general and administrative costs as a result of acquiring the Target Properties that will include, but are not limited to, incremental salaries and benefits, audit, tax and legal fees and other administrative costs. We estimate that these costs will result in additional general and administrative expenses of approximately $10 million per year. As we have not yet entered into contracts with third-parties to provide the services included within this estimate, these expenses do not appear in the accompanying pro forma consolidated statements of operations.

(GG)	Reflects the depreciation and amortization of the Target Properties’ investment in real estate, net and deferred leasing costs and lease intangibles, net for the nine months ended September 30, 2014 based on the purchase price allocation described in Note D.

(HH)	Reflects the incremental impact on the pro forma consolidated results of operations for the nine months ended September 30, 2014 to allocate (income) loss to unitholders in the Operating Partnership as a result of the pro forma adjustments described in Notes BB, CC, DD, EE, FF and GG above. The allocation of income also assumes the additional common units issued in connection with the acquisition of the Target Properties (see Note D) had been outstanding for the entire period presented.

(II)	Pro forma income per share from continuing operations attributable to common stockholders—basic and diluted—is calculated by dividing pro forma consolidated net income allocable to common stockholders by the number of weighted average shares of common stock outstanding for the nine months period September 30, 2014. The pro forma income per share assumes the additional common stock issued in connection with the acquisition of the Target Properties (see Note D) had been outstanding for the entire period presented.

(JJ)	Reflects the historical consolidated statement of operations of Hudson for the year ended December 31, 2013.

(KK)	The pro forma adjustments reflect the 1455 Market Street Joint Venture for the year ended December 31, 2013 as if the 1455 Market Street Joint Venture were entered into on January 1, 2013.

(LL)	The pro forma adjustments reflect the disposition of First Financial for the year ended December 31, 2013 as if First Financial was disposed of on January 1, 2013.

(MM)	The pro forma adjustments reflect the acquisition of the Target Properties for year ended December 31, 2013 as if the Target Properties were acquired on January 1, 2013. The table below presents the combined revenues and certain expenses of the Target Properties for the year ended December 31, 2013, as adjusted to reflect the pro forma impact of the acquisition of the Target Properties (in thousands).

	Year Ended December 31, 2013	Adjustments		Total
Revenues
Rental	$230,383	$24,373	(1)	$268,358
		13,602	(2)
Tenant reimbursements	34,543	—		34,543
Other property income	5,590	—		5,590

Total revenues	270,516	37,975		308,491

Certain Expenses
Property operating	66,428	—		66,428
Real estate taxes	24,810	—		24,810
Ground rent	15,537	(429	)(3)	15,108

Total certain expenses	106,775	(429)		106,346

Revenues in Excess of Certain Expenses	$163,741	$38,404		$202,145

(1)	Reflects the net impact of straight-line rents.
(2)	Reflects the amortization of the net amount of above- and below-market lease intangibles based on the preliminary purchase price allocation described in Note D.
(3)	Reflects the amortization of the net amount of above- and below-market ground lease intangibles based on the preliminary purchase price allocation described in Note D.

(NN)	Reflects the impact on interest expense for the year ended December 31, 2013, assuming approximately $1.48 billion has been drawn on the senior unsecured bridge loan facility for the entire year. Because the unsecured senior bridge loan facility has a term of 364 days, the associated finance costs have been fully expensed and reflected as part of interest expense for the year ended December 31, 2013. A 12.5 basis points, or 1/8th of 1.0%, increase (decrease) in the one-month LIBOR would increase (decrease) interest expense for the year by approximately $1.9 million.

(OO)	Reflects the depreciation and amortization of the Target Properties’ investment in real estate, net and deferred leasing costs and lease intangibles, net for the year ended December 31, 2013 based on the purchase price allocation described in Note D.

(PP)	Reflects the incremental impact on the pro forma consolidated results of operations for the year ended December 31, 2013 to allocate (income) loss to unitholders in the Operating Partnership as a result of the pro forma adjustments described in Notes KK, LL, MM, NN and OO above. The allocation of income also assumes the additional common units issued in connection with the acquisition of the Target Properties (see Note D) had been outstanding for the entire period presented.

(QQ)	Pro forma loss per share from continuing operations attributable to common stockholders—basic and diluted—is calculated by dividing pro forma consolidated net loss allocable to common stockholders by the number of weighted average shares of common stock outstanding for the year ended December 31, 2013. The pro forma loss per share assumes the additional common stock issued in connection with the acquisition of the Target Properties (see Note D) had been outstanding for the entire period presented.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amended and Restated Limited Partnership Agreement of Hudson 1455 Market, L.P.

23.1	Consent of Deloitte & Touche LLP.

Forward-Looking Statements

This communication may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission, or SEC, on March 3, 2014, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date: January 12, 2015
	By:	/s/ MARK T. LAMMAS
		Name:	Mark T. Lammas
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amended and Restated Limited Partnership Agreement of Hudson 1455 Market, L.P.

23.1	Consent of Deloitte & Touche LLP.